EXHIBIT 10.1

FROM: TO: DATE:
Citibank Europe plc (the “Bank”)
Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd. (the “Original
Companies”) and RenaissanceRe Specialty U.S. Ltd., Renaissance
Reinsurance of Europe Unlimited Company, and Renaissance Reinsurance
U.S. Inc. (formerly Platinum Underwriters Reinsurance, Inc.) (the
“Additional Companies” and, together with the Original Companies, the
“Companies”)
29 December, 2017

Ladies and Gentlemen,

The Facility Letter dated 17 September 2010 between (1) the Bank and (2) the Companies regarding a committed letter of credit issuance facility in a maximum aggregate amount of USD 300,000,000, as amended by Letter Amendment dated 14th July 2011, 1st October, 2013, 23rd December 2014 and 31st March 2015, 30th December 2015, 14th January 2016 and 31st December 2016 as may be further amended, varied, supplemented, novated or assigned from time to time (the “Facility Letter”).

1.	We refer to the Facility Letter. Capitalised terms used in this letter shall have the meanings given to them in the Facility Letter (including where defined in the Facility Letter by reference to another document).

2.	The following amendments shall take effect on and from the date that the Bank receives this letter duly executed by the Companies (“Effective Date”).

3.	The Bank and the Companies agree, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, that as effective from the date of this letter:

(i)	Clause 1.1 of the Facility Letter shall be amended and restated in its entirety as follows:

“Further to recent conversations, Citibank Europe plc (the “Bank”) is pleased to provide a committed letter of credit issuance facility (the “Facility”) up until 31 December 2019 (the “Termination Date”) to the Companies subject to the terms and conditions set out in this Letter. Unless otherwise defined herein, capitalised terms used in this Letter are as defined in Clause 14.”

4.	Except as expressly amended by this letter, the Facility Letter remains unmodified and in full force and effect. In the event of a conflict or inconsistency between the terms of this letter and the terms of the Facility letter, the terms of this letter shall prevail.

5.	The provisions contained in clause 6, Interest, and clause 7, Fees, in the Facility Letter shall apply in relation to the amendments agreed pursuant to the terms of this letter. Each party to this letter shall bear its own costs and expenses in relation to the amendments agreed pursuant to the terms of this letter.

6.	On the date of this letter and on the Effective Date, each Original Company, as to itself, hereby confirms to the Bank that the representations and warranties set forth in clause 8 of the Facility Letter are true.

7.	With effect from the Effective Date of this letter, the terms and conditions of the Facility Letter shall be read and construed by reference to this letter and all references to the Facility Letter shall be deemed to incorporate the relevant amendments contained within this letter.

8.	This letter may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. This letter and any non-contractual obligations arising in connection with it shall be governed by English law and the provisions of Clause 16 (Governing Law) of the Facility Letter shall be incorporated, with any necessary changes, as if set out in full in this letter. No person shall have any right to enforce any provision of this letter under the Contracts (Rights of Third Parties) Act 1999.

9.	Please indicate your agreement to the foregoing by countersigning the attached copy of this letter and returning the same to us.

[signature page follows]

For and of behalf of
Citibank Europe plc

/s/ Niall Tuckey
Name: Niall Tuckey
Title: Director

We agree to the terms set out in this letter.

For and of behalf of
Renaissance Reinsurance Ltd.

/s/ James C. Fraser
Name: James C. Fraser
Title: SVP, Chief Accounting Officer

For and of behalf of
DaVinci Reinsurance Ltd.

/s/ Aditya K. Dutt
Name: Aditya K. Dutt
Title: President & Treasurer

For and of behalf of
RenaissanceRe Specialty U.S. Ltd.

/s/ James C. Fraser
Name: James C. Fraser
Title: SVP, Chief Accounting Officer

For and of behalf of
Renaissance Reinsurance of Europe Unlimited Company

/s/ Sean G. Brosnan
Name: Sean G. Brosnan
Title: Director

For and of behalf of
Renaissance Reinsurance U.S. Inc.

/s/ James M. Conway
Name: James Conway
Title: SVP, General Counsel & Secretary